Exhibit 10.15

EXECUTION COPY

AMENDED AND RESTATED SERIES B TERM NOTE

$14,000,000, or so much thereof
as may have been advanced, to or for
the benefit of Borrower	October 20, 2011
New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to H.I.G. AERT, LLC (“Lender”), the principal sum of fourteen million dollars ($14,000,000) or so much thereof as represents the unpaid principal amount borrowed under the Series B Term Loan,   payable in the amounts and on the dates set forth in the Credit Agreement referred to below.  The Borrower further promises to pay to the order of Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Credit Agreement, payable on the dates set forth in the Credit Agreement.  Payments of principal and interest on this Term Note shall be made in lawful money of the United States of America and in the manner set forth in the Credit Agreement.

This Term Note is a “Series B Note” referred to in, and is entitled to the benefits of, the Credit Agreement (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition having the meanings ascribed thereto in the Credit Agreement) dated as of March 18, 2011, by and among the Borrower, H.I.G. AERT, LLC, as Administrative Agent and the other Lenders who from time to time are parties thereto, and the additional Credit Documents which, among other things, provide for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions specified therein. Notwithstanding any other provision of this Term Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

Except as expressly set forth in the Credit Agreement, the Borrower hereby expressly waives presentment, demand, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note and the Credit Agreement.  This Term Note is secured by and is entitled to the benefits of the liens and security interests granted by the Collateral Documents.  This Term Note and interests herein may only be transferred to the extent and in the manner set forth in the Credit Agreement.

This Term Note amends and restates in its entirety, and is issued in replacement of and substitution for, that certain Series B Term Note dated March 18, 2011 in the principal amount of $9,000,000.00 issued by the Borrower payable to the Lender.

[Signature page follows]

This Term Note shall be governed by, construed and enforced in accordance with the laws of the State of New York.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., as the Borrower

By:	/s/ Joe G. Brooks
Name:	Joe G. Brooks
Title:	Chairman and Chief Executive Officer